Exhibit 99.1

RumbleOn Reports Third Quarter 2024 Financial Results

IRVING, Texas – November 12, 2024 – RumbleOn, Inc. (NASDAQ: RMBL), the "Company" or "RumbleOn", today announced results for the third quarter ended September 30, 2024.

Key Third Quarter 2024 Highlights (Compared to Third Quarter 2023):
•Revenue of $295.0 million decreased 12.7%
•Net loss totaled $11.2 million compared to net loss of $16.5 million
•Selling, general & administrative expense (SG&A) was $65.9 million compared to $85.0 million
•Adjusted EBITDA(1) of $6.8 million decreased 26.1%

Other Highlights:
•Received commitments for $30.0 million of incremental capital from our three largest shareholders, of which $10 million is in the form of a backstopped common equity rights offering
•Executed term loan credit agreement amendment giving the business more flexibility to operate
•Engaged an investment bank to explore a refinancing of the Company's debt
•Reduced inventories by $53.9 million and floor plan notes payable by $52.9 million during the quarter
•Operating cash inflows for the first nine months totaled $68.6 million compared to cash outflows of $18.5 million in 2023
•Reduced Non-Vehicle Net Debt by $25.9 million in the first nine months of 2024
•Acquired a Harley-Davidson dealership in Massachusetts in August 2024

"During the third quarter, our team navigated an incrementally more challenging environment and delivered strong performance on key areas of the business. Our goal communicated earlier this year to reduce new inventories by the end of 2024 is largely on track. Operating cash flows continue to significantly outperform compared to last year. Our SG&A as a percent of gross profit dollars has decreased, which evidences the increasing productivity of our operations, and we expect to drive continuous improvements in further cost optimization. I am incredibly proud of the team and their resilience in this tough environment. In addition, we have received significant support from our three largest shareholders, which aligns with our goal to deleverage our balance sheet and lower our cost of capital. We believe all of this is laying the groundwork for an improved 2025,” stated Mike Kennedy, RumbleOn’s CEO.

Third Quarter 2024 Results

	Third Quarter
($ in millions)	2024	2023	YOY Change
Revenue	$295.0	$338.1	(12.7)%
Gross Profit	$74.3	$92.0	(19.2)%
SG&A	$65.9	$85.0	(22.5)%
Adjusted SG&A(1)	$64.3	$82.1	(21.7)%
Operating Income (Loss)	$5.3	$(0.2)	NM
Net Loss	$(11.2)	$(16.5)	32.1%
Adjusted EBITDA(1)	$6.8	$9.2	(26.1)%

Unit Retail Sales:
New Powersports	9,740	10,851	(10.2)%
Pre-owned Powersports	4,549	5,619	(19.0)%

	Nine Months Ended September 30,
($ in millions)	2024	2023	YOY Change
Operating Cash Flow	$68.6	$(18.5)	470.8%
Capital Expenditures	$(1.6)	$(7.8)	79.5%
Free Cash Flow(1)	$67.0	$(26.3)	354.8%
	Sep. 30,	Dec. 31,
	2024	2023	Change
Cash (unrestricted)	$50.1	$58.9	(14.9)%
Long-term Debt, including Current Maturities	$249.0	$274.3	(9.2)%
Non-Vehicle Debt	$267.1	$301.8	(11.5)%
Non-Vehicle Net Debt(1)	$217.0	$242.9	(10.7)%
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.
NM = Not meaningful.

Third Quarter 2024 — Segment Results

Powersports Segment

	Third Quarter
$ in millions, except per unit	2024	2023	YOY Change
Unit Sales (#)
Retail
New	9,740	10,851	(10.2)%
Pre-owned	4,549	5,619	(19.0)%
Total retail	14,289	16,470	(13.2)%
Pre-owned wholesale	1,059	1,103	(4.0)%
Total Powersports Unit Sales	15,348	17,573	(12.7)%

Revenue
New	$147.1	$159.6	(7.8)%
Pre-owned	59.3	75.5	(21.5)%
Finance & Insurance, net	24.3	29.3	(17.1)%
Parts, Services, and Accessories	49.2	59.7	(17.6)%
Total Powersports Revenue	$279.9	$324.1	(13.6)%

Gross Profit
New	$16.6	$22.0	(24.5)%
Pre-owned	7.2	10.3	(30.1)%
Finance & Insurance, net	24.3	29.3	(17.1)%
Parts, Services, and Accessories	22.7	27.0	(15.9)%
Total Powersports Gross Profit	$70.8	$88.6	(20.1)%
Powersports GPU(1)	$4,955	$5,380	(7.9)%
(1)Calculated as total powersports gross profit divided by total retail units sold.

Vehicle Transportation Services Segment

	Third Quarter
($ in millions)	2024	2023	Change
Vehicles Transported (#)	25,084	22,930	9.4%
Vehicle Transportation Services Revenue	$15.1	$14.0	7.9%
Vehicle Transportation Services Gross Profit	$3.5	$3.4	2.9%

Investor Conference Call
RumbleOn's management will host a conference call to discuss these results on November 12, 2024 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). To access the conference call, United States callers may dial 1-844-825-9789 (1-412-317-5180 for callers outside of the United States) and enter conference ID 10193677. A live and archived webcast will be accessible from RumbleOn's Investor Relations website at https://investors.rumbleon.com.

About RumbleOn
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: our Powersports dealership group and Wholesale Express, LLC, an asset-light transportation services provider focused on the automotive industry. Our Powersports group is the largest powersports retail group in the United States (as measured by reported revenue, major unit sales and dealership locations), offering over 500 powersports franchises representing 50 different brands of products. Our Powersports group sells a wide selection of new and pre-owned products, including parts, apparel, accessories, finance & insurance products and services, and aftermarket products. We are the largest purchaser of pre-owned powersports vehicles in the United States and utilize RideNow's Cash Offer to acquire vehicles directly from consumers.
For more information on RumbleOn, please visit rumbleon.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@rumbleon.com

Non-GAAP Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2024	2023	2024	2023
Revenue:
Powersports vehicles	$206.4	$235.1	$656.2	$738.1
Parts, service and accessories	49.2	59.7	159.0	184.2
Finance and insurance, net	24.3	29.3	79.8	89.7
Vehicle transportation services	15.1	14.0	44.6	43.2
Total revenue	295.0	338.1	939.6	1,055.2
Cost of revenue:
Powersports vehicles	182.6	202.8	571.8	634.1
Parts, service and accessories	26.5	32.7	86.5	99.5
Vehicle transportation services	11.6	10.6	34.5	32.9
Total cost of revenue	220.7	246.1	692.8	766.5
Gross profit	74.3	92.0	246.8	288.7
Selling, general and administrative	65.9	85.0	211.2	271.6
Depreciation and amortization	3.1	7.2	9.7	17.2
Operating income (loss)	5.3	(0.2)	25.9	(0.1)
Other income (expense):
Floor plan interest expense	(4.4)	(3.9)	(12.7)	(9.8)
Other interest expense, net	(12.2)	(16.0)	(36.2)	(46.0)
Other income	0.1	0.1	0.4	0.2
Total other expense	(16.5)	(19.8)	(48.5)	(55.6)
Loss from continuing operations before income taxes	(11.2)	(20.0)	(22.6)	(55.7)
Income tax benefit	—	(3.5)	(0.4)	(9.7)
Loss from continuing operations	$(11.2)	$(16.5)	$(22.2)	$(46.0)
Loss from discontinued operations	—	—	—	(1.0)
Net loss	$(11.2)	$(16.5)	$(22.2)	$(47.0)

Weighted average shares-basic and diluted	35.3	16.7	35.2	16.5
Loss from continuing operations per share - basic and diluted	$(0.32)	$(0.99)	$(0.63)	$(2.80)
Net loss per share - basic and diluted	$(0.32)	$(0.99)	$(0.63)	$(2.86)
Common shares outstanding, net of treasury stock, at period end	35.4	16.8	35.4	16.8

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 ($ in millions)

	(Unaudited)
	Sep. 30, 2024	Dec. 31, 2023
ASSETS
Current assets:
Cash	$50.1	$58.9
Restricted cash	16.6	18.1
Accounts receivable, net	30.0	50.3
Inventory	293.7	347.5
Prepaid expense and other current assets	4.2	6.0
Total current assets	394.6	480.8
Property and equipment, net	71.5	76.8
Right-of-use assets	161.4	163.9
Franchise rights and other intangible assets	201.5	203.3
Other assets	1.5	1.5
Total assets	$830.5	$926.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$70.2	$68.1
Vehicle floor plan notes payable	242.5	291.3
Current portion of long-term debt	39.2	35.6
Total current liabilities	351.9	395.0
Long-term liabilities:
Long-term debt	209.8	238.7
Operating lease liabilities	133.2	134.1
Other long-term liabilities, including finance lease obligation	52.3	52.9
Total long-term liabilities	395.3	425.7
Total liabilities	747.2	820.7
Commitments and contingencies
Stockholders’ equity:
Additional paid-in capital	691.1	701.0
Accumulated deficit	(603.5)	(591.1)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	83.3	105.6
Total liabilities and stockholders’ equity	$830.5	$926.3

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in millions)

	Nine Months Ended Sep. 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22.2)	$(47.0)
Loss from discontinued operations	—	(1.0)
Loss from continuing operations	(22.2)	(46.0)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	9.7	17.2
Amortization of debt issuance costs	6.9	7.3
Stock-based compensation	3.9	10.9
Deferred taxes	(0.4)	(10.1)
Gain on partial termination of warehouse lease	(0.9)	—
Interest paid-in-kind capitalized in debt principal	0.7	—
Valuation allowance charge for loan receivable assets	—	6.0
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	20.3	(0.7)
Inventory	54.7	(30.0)
Prepaid expenses and other assets	1.8	2.0
Other liabilities	2.8	1.5
Accounts payable and accrued liabilities	1.7	4.6
Floor plan trade note borrowings	(10.4)	18.8
Net cash provided by (used in) operating activities	68.6	(18.5)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	(0.7)	(3.3)
Purchase of property and equipment	(1.6)	(7.8)
Technology development	(0.4)	(1.7)
Net cash used in investing activities	(2.7)	(12.8)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt	(35.5)	(59.0)
Increase (decrease) in borrowings from non-trade floor plans	(39.3)	46.0
Proceeds from sale-leaseback transaction	—	49.7
Shares redeemed for employee tax obligations	—	(0.9)
Debt issuance costs	(1.1)	(1.8)
Other financing	(0.3)	—
Net cash provided by (used in) financing activities	(76.2)	34.0
Net cash used in discontinued operations	—	(1.8)
NET CHANGE IN CASH	(10.3)	0.9
Cash and restricted cash at beginning of period	77.0	58.6
Cash and restricted cash at end of period	$66.7	$59.5

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, the impact of income taxes, depreciation and amortization and discontinued operations. Adjusted EBITDA further adds back non-cash stock-based compensation costs, transaction costs, certain litigation expenses not associated with our ongoing operations, charges related to the 2023 proxy contest and reorganization of our Board of Directors, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats Interest expense on vehicle floor plan debt as operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	Third Quarter		First Nine Months
	2024	2023	2024	2023
Net loss (GAAP)	$(11.2)	$(16.5)	$(22.2)	$(47.0)
Loss from discontinued operations	—	—	—	(1.0)
Loss from continuing operations	(11.2)	(16.5)	(22.2)	(46.0)
Add back:
Floor plan interest expense	4.4	3.9	12.7	9.8
Other interest expense	12.2	16.0	36.2	46.0
Depreciation and amortization	3.1	7.2	9.7	17.2
Income tax benefit	—	(3.5)	(0.4)	(9.7)
EBITDA (non-GAAP)	8.5	7.1	36.0	17.3
Adjustments:
Floor plan interest expense	(4.4)	(3.9)	(12.7)	(9.8)
Stock-based compensation	1.1	3.1	3.9	10.9
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.3	0.2	0.8	0.8
Other non-recurring costs(1)	1.3	1.1	2.6	2.1
Personnel restructuring costs(2)	—	0.6	0.1	5.3
Proxy contest and Board reorganization charges	—	0.4	—	5.1
Loss associated with ROF loan receivables(3)	—	0.6	—	6.0
Adjusted EBITDA (non-GAAP)	$6.8	$9.2	$30.7	$37.7

(1) Other non-recurring costs, which include one-time expenses incurred. For 2024 period, this was primarily costs for litigation not part of normal, ongoing operations and a canceled service contract. For 2023 period, this was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Amount in 2023 is primarily comprised of expenses associated with the separation of a former officer of the Company.
(3) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We view free cash flow when assessing the Company's sources of liquidity and capital resources. We believe that free cash flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	Nine Months Ended Sep. 30,
	2024	2023
Cash flows from operating activities (GAAP)	$68.6	$(18.5)
Less:
Capital expenditures	(1.6)	(7.8)
Free Cash Flow (non-GAAP)	$67.0	$(26.3)

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Sep. 30, 2024	As of Dec. 31, 2023
Long-term debt, including current maturities (GAAP)	$249.0	$274.3
Add back: unamortized debt discount and issuance costs	18.1	27.5
Principal of long-term debt, including current maturities	267.1	301.8
Less: unrestricted cash	(50.1)	(58.9)
Non-Vehicle Net Debt (non-GAAP)	$217.0	$242.9

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, charges related to the 2023 proxy contest and reorganization of our Board of Directors, and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our Vision 2026 goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we think it is important to evaluate Adjusted SG&A along with SG&A and our overall statement of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	Third Quarter		First Nine Months
	2024	2023	2024	2023
SG&A (GAAP)	$65.9	$85.0	$211.2	$271.6
% of Gross Profit	88.7%	92.4%	85.6%	94.1%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.3)	(0.2)	(0.8)	(0.8)
Other non-recurring costs(1)	(1.3)	(1.1)	(2.6)	(2.1)
Personnel restructuring costs(2)	—	(0.6)	(0.1)	(5.3)
Charges related to proxy contest and Board of Directors reorganization	—	(0.4)	—	(5.1)
Loss associated with RumbleOn Finance loan receivables(3)	—	(0.6)	—	(6.0)
Adjusted SG&A (non-GAAP)	$64.3	$82.1	$207.7	$252.3
% of Gross Profit	86.5%	89.2%	84.2%	87.4%

(1) Other non-recurring costs, which include one-time expenses incurred. For the 2024 period, amount consisted primarily of litigation costs outside the Company's ongoing operations and costs for a canceled service contract. For the 2023 period, the balance was comprised primarily of integration costs and professional fees associated with acquisitions and a death benefit to the estate of a former Company officer and director.
(2) Severance and other charges associated with the separation of former executives.
(3) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.

RumbleOn, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of September 30, 2024(1)

Consolidated Total Net Leverage Ratio		4.9x
Covenant	Maximum Allowed	5.5x

Consolidated Senior Secured Net Leverage Ratio		4.9x
Covenant	Maximum Allowed	5.0x
(1) Calculated in accordance with our credit agreement.